EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 26, 2012, relating to the financial statements of ClickSoftware Technologies Ltd. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2011.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Member Firm Of Deloitte Touche Tohmatsu

Tel Aviv, Israel

March 28, 2012